UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 14, 2014
(Date of earliest event reported)

Yuma Energy, Inc.
(Exact name of registrant as specified in its charter)

CALIFORNIA	001-32989	94-0787340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 West Loop South, Suite 1825
Houston, Texas 77027
(Address of principal executive offices) (Zip Code)

(713) 968-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 14, 2014, Yuma Exploration and Production Company, Inc. (“Yuma Exploration”), as borrower and wholly-owned subsidiary of Yuma Energy, Inc. (the “Company”), entered into the Fifth Amendment to Credit Agreement (the “Amendment”) with Société Générale, as Administrative Agent and Issuing Bank, and each of the lenders party thereto. The Amendment provides that Yuma Exploration may make distributions to the Company in order for the Company to pay dividends on any outstanding shares of the Company’s Series A Cumulative Redeemable Preferred Stock, no par value per share (the “Series A Preferred Stock”), subject to certain limitations. Additionally, the Amendment requires approval of the majority of the lenders prior to the redemption of any outstanding shares of Series A Preferred Stock.

The preceding is a summary of the material provisions of the Amendment and is qualified in its entirety by reference to the complete text of the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1
Fifth Amendment to Credit Agreement effective as of October 14, 2014, among Yuma Exploration and Production Company, Inc., as Borrower, Société Générale, as Administrative Agent and Issuing Bank, and each of the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUMA ENERGY, INC.

Date: October 14, 2014	By:	/s/ Sam L. Banks
Sam L. Banks
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

10.1
Fifth Amendment to Credit Agreement effective as of October 14, 2014, among Yuma Exploration and Production Company, Inc., as Borrower, Société Générale, as Administrative Agent and Issuing Bank, and each of the lenders party thereto.